Exhibit 99.1

DRI Corporation Announces Multiple Digital Recorders® Orders

  Combined Orders Total More Than $730,000
  Bus Fleets in Three States to be Retrofitted and/or Upgraded

DALLAS--(BUSINESS WIRE)--December 3, 2008--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. (DR) subsidiary in Durham, N.C., has received multiple orders totaling more than $730,000 to retrofit and/or upgrade Digital Recorders® products in the existing bus fleets of transit agencies in three states.

David L. Turney, Chairman, President, and Chief Executive Officer, said: “Orders to retrofit and/or upgrade existing Digital Recorders® products have been received from transit agencies in North Carolina, Virginia, and Florida. We anticipate completing the delivery of these orders in first quarter 2009. Our DR subsidiary is a trusted provider of intelligent transportation solutions in the U.S.”

Products ordered include: Digital Recorders® global positioning satellite upgrades to allow integration of third-party components, such as fare collection systems and passenger counters; Digital Recorders® wireless local area network upgrades; and Talking Bus® automatic voice announcement systems.

Established in 1983, the Company’s DR subsidiary designs, manufactures, sells, and services intelligent transportation solutions for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.digitalrecorders.com.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Nov. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com